EXHIBIT 99.1

                         Tri City Bankshares Corporation
                        Quarterly Brochure Financial Data

INCOME STATEMENT (unaudited)

                                         Three Months Ended
                                     03/31/09         03/31/08
Interest Income                    $ 10,043,813     $ 11,358,095
Interest Expense                      1,804,288        3,001,250
                                   ------------     ------------
Net Interest Income                   8,239,525        8,356,845
Other Income                          3,320,395        3,513,964
Less: Other Operating Expenses        7,734,255        7,625,609
                                   ------------     ------------
Income Before Income Taxes            3,825,665        4,245,200
Provision for Income Taxes            1,333,500        1,220,000
                                   ------------     ------------
Net Income                         $  2,492,165     $  3,025,200
Net Income Per Common Share        $       0.28     $       0.34


BALANCE SHEET (unaudited) March 31, 2009 and 2008

ASSETS                              2009            2008        LIABILITIES & EQUITY                 2009            2008
                                    ----            ----                                             ----            ----
Cash and Due from Banks       $  21,318,152   $  32,339,207     Non Interest Bearing           $ 126,804,494   $ 126,523,927
Investment Securities           104,883,618     103,000,733     Interest Bearing                 519,675,466     528,750,767
Federal Funds Sold                        -      16,794,444                                    -------------   -------------
                                                                 Total Deposits                  646,479,960     655,274,694
Total Loans                     602,535,931     582,176,999     Short Term Debt                    3,439,528       1,359,506
Allowance for Loan Losses        (5,983,667)     (5,770,811)    Other Liabilities                  2,118,730       2,330,708
                              -------------   -------------                                    -------------   -------------
Net Loans                       596,552,264     576,406,188     Total Liabilities                652,038,218     658,964,908
Bank Premises & Equipment        20,908,121      20,430,813     Common Stock                       8,904,915       8,904,915
Cash surrender value of life
   insurance                     11,174,583      10,708,368     Additional Paid-In Capital        26,543,470      26,543,470
Other Assets                      6,225,476       7,168,081     Retained Earnings                 73,575,611      72,434,541
                              -------------   -------------                                    -------------   -------------
                                                                Total Stockholders' Equity       109,023,996     107,882,926
                                                                                               -------------   -------------
TOTAL ASSETS                  $ 761,062,214   $ 766,847,834     TOTAL LIABILITIES & EQUITY     $ 761,062,214   $ 766,847,834
                              =============   =============                                    =============   =============


MANAGEMENT COMMENTS

The Corporation posted net income of $2,492,165 for the first quarter of 2009, a decrease of $533,035 (17.6%) compared to the first quarter of 2008. Non-recurring income received in 2008 accounts for all of the decrease in the comparison of net income in the first quarter 2009 to the first quarter 2008. Non-recurring income included a death benefit from bank owned life insurance and a gain on sale of VISA stock following the Visa IPO.

Earnings per share (EPS) decreased $0.06 to $0.28 for the three months ending March 31, 2009 compared to the same period in 2008. EPS increased $0.02 for the three months ended March 31, 2009 compared to the same period in 2008 excluding non-recurring items.